UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2006

CUBIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8931	95-1678055
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9333 Balboa Avenue San Diego, California		92123
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 277-6780

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On October 4, 2006, Registrant entered into a Retention Bonus Agreement with Richard Efland, President and Chief Executive Officer of Cubic Transportation Systems, Inc. (the “Company”), a subsidiary of Registrant, as an incentive to postpone retirement and remain President and CEO during a critical period in its business.  Mr. Efland will be paid a $300,000 bonus if he remains actively employed as President and CEO until December 31, 2007 and meets other eligibility criteria set forth in the Retention Bonus Agreement.  In addition, Mr. Efland will be entitled to receive this amount if his position is eliminated due to a reduction in force or reorganization prior to December 31, 2007, in addition to any severance payable under the Registrant’s severance policy.  As further incentive, the Company also agreed to pay him a lump sum amount to cover reasonable moving expenses, storage of household goods and rental housing costs through December 31, 2007 upon the sale of his current residence.  A copy of the Retention Bonus Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Number	Description
10.1	Retention Bonus Agreement dated October 4, 2006 by and between Cubic Corporation and Richard Efland.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIC CORPORATION
By:	/s/ W. W. Boyle
W. W. Boyle Chief Financial Officer

Date: October 6, 2006

INDEX TO EXHIBITS

Number	Description
10.1	Retention Bonus Agreement dated October 4, 2006 by and between Cubic Corporation and Richard Efland.